                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 9, 2001

                       PEGASUS COMMUNICATIONS CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




    Delaware                         0-32383                    23-3070336
-----------------                ----------------          --------------------
 (State or Other                   (Commission                (IRS Employer
 Jurisdiction of                   File Number)             Identification No.)
  Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
      --------------------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            ------------


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.
        -------------

         Certain subsidiaries of Pegasus, including Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc., are involved in litigation against DIRECTV, Inc. and Hughes Communications Galaxy, Inc. We refer you to Pegasus's annual report on Form 10-K for the year ended December 31, 1999, and subsequent reports on Forms 10-Q and 8-K, for a description of this litigation and of related litigation against DIRECTV brought by the National Rural Telecommunications Cooperative and its members.

         On Friday, March 9, 2001, DIRECTV filed a counterclaim against Pegasus and Golden Sky. In the counterclaim, DIRECTV seeks two claims for relief: a declaratory judgement that Pegasus and Golden Sky have no rights of first refusal in their agreements with the National Rural Telecommunications Cooperative to have DIRECTV provide them with any services after the expiration of the term of these agreements; and an order that DBS-1 is the satellite (and the only satellite) that measures the term of the Pegasus/Golden Sky agreements. We have been informed by DIRECTV that it intends to file a motion for summary judgment on the second of those two claims.

         DIRECTV earlier asserted similar claims in the litigation brought against it by the National Rural Telecommunications Cooperative.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION


                                             By: /s/ Scott A. Blank
                                                ------------------------------
                                                 Scott A. Blank
                                                 Vice President

March 16, 2001